Contacts: Ira Lamel/Mary Anthes The Hain Celestial Group, Inc. 631-730-2200	Jeremy Fielding/David Lilly Kekst and Company 212-521-4800

HAIN CELESTIAL’S INDEPENDENT DIRECTORS
COMPLETE REVIEW OF STOCK OPTIONS

Melville, NY, January 31, 2008—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic food and personal care products company, today announced that a group of independent directors (the “Independent Directors”) established to review the Company’s past stock option practices has reported its findings to the Board of Directors. The Company also announced that the Board of Directors had adopted each of the recommendations of these Independent Directors. In connection with the completion of the review, the Company announced that it is restating its previously issued financial statements to correct errors related to accounting for stock-based compensation expense.

Restatement of Previously Issued Financial Statements
In its Form 10-K for the fiscal year ended June 30, 2007 (the “2007 Form 10-K”), to be filed today, the Company is restating its consolidated balance sheet as of June 30, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the fiscal years ended June 30, 2006 and 2005. This restatement resulted from the findings of an investigation that was undertaken by the Independent Directors of the Company’s historical stock option granting processes and related accounting. The 2007 Form 10-K also reflects the restatement of “Selected Financial Data” for the fiscal years ended June 30, 2006, 2005, 2004 and 2003.

Review of Historical Equity Granting Process
On June 15, 2007, the Company announced that it had received an informal inquiry from the Securities and Exchange Commission (the "SEC") concerning the Company’s stock option granting practices and related accounting and disclosures. Shortly thereafter, the Independent Directors were established by Hain Celestial’s Board of Directors to conduct an independent investigation relating to the Company’s historical stock option practices. With the assistance of independent legal counsel and experts retained by counsel, the Independent Directors conducted an extensive review of historical stock option practices,

The Hain Celestial Group, Inc. • 58 South Service Road • Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

including all awards made by the Company since its initial public offering in November 1993 through May 6, 2005, the last date on which stock options were granted. The investigation also included a review of the Company’s accounting policies, accounting records, supporting documentation, email communications and other documentation, as well as interviews with a number of current and former directors, officers and employees.

Based on this review, the Company has determined that additional pre-tax, non-cash charges for stock-based compensation expense aggregating $16.9 million ($11.7 million after taxes) over the 12-year period from 1994 through 2005 should be recognized. The Company has determined that, based on revised measurement dates for certain stock options, the pre-tax, non-cash charges for stock-based compensation expense over this 12-year period aggregated $20.5 million, before the reversal of a 2005 stock option vesting acceleration charge of $3.6 million recorded in 2005. The Company granted options to purchase approximately 12 million shares to more than 1,200 employees and directors on 125 separate grant dates during the period reviewed. The grants included (1) broad-based grants to large numbers of Hain Celestial employees, (2) new hire/promotion grants, (3) grants to senior executives and (4) director grants.

On January 29, 2008, the Independent Directors reported to the Board their final findings. The Independent Directors indicated that they and their advisors received the Company’s full cooperation throughout the review. As described in more detail below, the review of the Company’s stock option grants and procedures identified various deficiencies in the process of granting and documenting stock options. The stock option granting process was informal and inadequately documented throughout much of the period under review. In addition, for many grants there were insufficient or incomplete approvals and inadequate or incomplete establishment of the terms of the grants, including the list of individual recipients.

The Independent Directors’ review found, among other things, that:

•	There was inadequate documentation supporting the measurement dates for a number of Company-wide annual grants as well as some executive grants and grants to new employees;

•	Approximately one-third of all options granted were priced at quarterly or annual lows;

•
Some grant dates in earlier periods appear to have been selected with hindsight. Beginning in 2003, documentation relating to annual and other grants improved, although some errors occurred thereafter in the form of additions, corrections or adjustments to lists of grant recipients after the recorded measurement dates; and

The Hain Celestial Group, Inc. • 58 South Service Road • Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

•
No information came to the attention of the Independent Directors which caused them to believe that any current officers, directors or employees of the Company engaged in any knowing or intentional misconduct with regard to the Company's option granting process.

Revision of Measurement Dates as a Result of the Review
As a result of the deficiencies, the Independent Directors recommended, among other things, that the Company revise the accounting measurement dates for 48 dates where the market price of the Company’s stock on the revised dates was higher than on the measurement dates previously used by the Company. A number of these revised measurement dates impacted stock option grants made to senior management and directors of the Company.

Economic Remediation
Following completion of the stock option review, the Company’s current Section 16 officers and directors holding incorrectly priced and unexercised stock options have agreed to voluntarily reprice such options to the closing share price on the revised measurement date. The Section 16 officers and directors will not receive cash payments to compensate them for the increase in exercise price due to their voluntary agreements to reprice such options. Consistent with this recommendation, current Section 16 officers and directors also voluntarily agreed to repay to the Company (either in cash or through further repricing of outstanding options for options) an amount equal to the difference in the price at which stock options were exercised by them and the price at which the Independent Directors believe the stock options should have been priced, net of any allocable portion of income taxes paid in connection with such exercise.

Corporate Governance Remediation
On September 21, 2006, the Company’s Board of Directors adopted revised approval procedures for equity grants. Pursuant to those procedures, all equity grants will be recommended by the Compensation Committee to the full Board for approval. All option grants will have an exercise price equal to the closing price of the Company’s stock on the date of the Board’s approval of the grant.

Following completion of the stock option review, the Independent Directors recommended and the Board of Directors approved on January 29, 2008, the following additional changes:

•	the Compensation Committee will be reconstituted and will be chaired by an independent director;

The Hain Celestial Group, Inc. • 58 South Service Road • Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

•	all equity awards other than new hire grants will generally be considered by the Compensation Committee and Board of Directors annually following each fiscal year end;

•
the Board of Directors will delegate to the Compensation Committee the authority to grant new hire grants during meetings on a quarterly basis, and will provide that these options will have an exercise price equal to the closing price of the Company’s stock on the last day of the quarter in which they were granted;

•	details of recommended grants will be circulated to the Compensation Committee in advance of meeting;

•	corporate counsel will attend all Compensation Committee meetings as secretary and will promptly prepare minutes of the meetings;

•	corporate counsel will oversee the documentation of equity grants; and

•	one Board meeting per year will be focused on corporate governance and compliance matters.

The Company expects to file its annual report on Form 10-K for the year ended June 30, 2007, and its quarterly report on Form 10-Q for the quarter ended September 30, 2007, today.

The Hain Celestial Group

The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic food and personal care products company in North America and Europe. Hain Celestial participates in almost all natural food categories with well-known brands that include Celestial Seasonings®, Terra®, Garden of Eatin’®, Health Valley®, WestSoy®, Earth’s Best®, Arrowhead Mills®, DeBoles®, Hain Pure Foods®, FreeBird™, Plainville Farms®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Rice Dream®, Soy Dream®, Rosetto®, Ethnic Gourmet®, Yves Veggie Cuisine®, Granose®, Realeat®, Linda McCartney®, Lima®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Tushies® and TenderCare®.  Hain Celestial has been providing “A Healthy Way of Life” since 1993.  For more information, visit www.hain-celestial.com.

The Hain Celestial Group, Inc. • 58 South Service Road • Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

Safe Harbor Statement
This press release contains forward-looking statements within and constitutes a "Safe Harbor" statement under the Private Securities Litigation Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general economic and business conditions; our ability to implement our business and acquisition strategy; our ability to effectively integrate our acquisitions; competition; availability and retention of key personnel; our reliance on third party distributors, manufacturers and suppliers; changes in customer preferences; international sales and operations; the results of our stock option investigation and the SEC’s inquiry; changes in, or the failure to comply with, government regulations; and other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K, for the fiscal year ended June 30, 2007. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

The Hain Celestial Group, Inc. • 58 South Service Road • Melville, NY 11747 • 631-730-2200
www.hain-celestial.com